UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 19, 2004

24/7 Real Media, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-29768	13-3995672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Broadway, New York, New York		10001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 231-7100

(Former name or former address, if changed since last report)

ITEM 9.  Regulation FD Disclosure.

On April 19, 2004, 24/7 Real Media, Inc., a Delaware corporation (the “Company”), and the selling stockholders in its recently completed public offering consummated the sale to the underwriters for such offering of an additional 1,200,000 shares of common stock of the Company, at a price of $6.00 per share, pursuant to the underwriters’ over-allotment option.  Of such shares, 760,000 were sold by the Company and 440,000 were sold by the selling stockholders.  The closing of the over-allotment option resulted in approximately $4.3 million of net proceeds to the Company, bringing the Company’s total net proceeds for the offering to approximately $38.1 million.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.
(Registrant)

April 19, 2004	/s/ Mark E. Moran
Date	Mark E. Moran Executive Vice President, General Counsel and Secretary